EXHIBIT 10.19



                            ASSET PURCHASE AGREEMENT


                          DATED AS OF OCTOBER 31, 1997


                                     AMONG


                        STYLING TECHNOLOGY CORPORATION,


                             INVERNESS CORPORATION,


                                      AND


                             INVERNESS (UK) LIMITED


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1  TRANSFER OF ASSETS...............................................  1
     1.1   Purchase and Sale of Assets......................................  1
     1.2   Transferred Assets...............................................  1
           (a) Accounts Receivable..........................................  1
           (b) Vehicles, Furniture, Fixtures, and Equipment.................  2
           (c) Inventory....................................................  2
           (d) Claims and Rights to the Transferred Assets..................  2
           (e) Business Contracts...........................................  2
           (f) Intellectual Property........................................  2
           (g) Customer Lists...............................................  2
           (h) Licenses, Permits, and Approvals.............................  2
           (i) Books and Records............................................  3
           (j) Computer Software and Hardware...............................  3
           (k) Leasehold Interests..........................................  3
           (l) Names........................................................  3
           (m) Phone Numbers................................................  3
     1.3   Excluded Assets..................................................  3
           (a) Rights Hereunder.............................................  3
           (b) Non-Material Business Contracts..............................  3
           (c) Non-Material Licenses and Approvals..........................  3
           (d) Insurance Contracts and Related Claims.......................  4
           (e) Other Claims.................................................  4
           (f) Cash.........................................................  4
           (g) Telephone System.............................................  4
           (h) Leasehold Improvements and Fixtures..........................  4
           (i) Shipping and Warehouse Assets................................  4
           (j) Computer System..............................................  4
           (k) Administrative Assets........................................  4
           (l) Names........................................................  4
           (m) Deposits and Prepaid Expenses................................  4
           (n) Certain Books and Records....................................  4
           (o) Certain Other Assets.........................................  4

SECTION 2  ASSUMPTION OF LIABILITIES........................................  5
     2.1   Liabilities Assumed..............................................  5
     2.2   Excluded Liabilities.............................................  5
           (a) Liabilities Hereunder........................................  5
           (b) Legal and Accounting Fees....................................  5
           (c) Tax Liabilities..............................................  5
           (d) Liabilities to Employees.....................................  5
           (e) Property and Personal Injury Liabilities.....................  6
           (f) Liability to Others for Breach...............................  6
           (g) Liability Regarding Employee Welfare and Pension
                 Benefits...................................................  6
           (h) Liability for Violation of Law...............................  6
           (i) Environmental Laws...........................................  6
           (j) Transfer and Use Tax Liabilities.............................  6
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           (k) ERISA........................................................  6
           (l) Employee Grievances..........................................  6
           (m) Seller's Indebtedness........................................  7
           (n) Shareholder and Affiliates...................................  7
           (o) Liabilities Not Assumed Hereunder............................  7
     2.3   No Expansion of Third Party Rights...............................  7
     2.4   Designated Subsidiary............................................  7

SECTION 3  PURCHASE PRICE...................................................  7
     3.1   Purchase Price...................................................  7
     3.2   Payment of Purchase Price........................................  7
           (a) Cash.........................................................  7
           (b) Escrow Amount................................................  7
     3.3   Adjustment to Purchase Price.....................................  8
           (a) AA Net Tangible Asset Statement..............................  8
           (b) Dispute Notice...............................................  8
           (c) Resolution of Dispute Notice.................................  8
           (d) Statement of Resolutions.....................................  8
           (e) Fees and Expenses............................................  9
           (f) Access to Information........................................  9
           (g) Adjustment Amounts...........................................  9
     3.4   Allocation of Purchase Price.....................................  9

SECTION 4  REPRESENTATIONS AND WARRANTIES...................................  9
     4.1   Representations and Warranties of Seller......................... 10
           (a) Due Incorporation, Good Standing, and Qualification.......... 10
           (b) Corporate Authority.......................................... 10
           (c) No Subsidiaries.............................................. 10
           (d) Financial Statements......................................... 10
           (e) Actions in the Ordinary Course of Business................... 11
           (f) No Material Change........................................... 11
           (g) Title to Properties.......................................... 11
           (h) Condition of Assets and Properties........................... 11
           (i) Litigation................................................... 12
           (j) Rights and Licenses.......................................... 12
           (k) No Violation................................................. 12
           (l) Taxes........................................................ 12
           (m) Accounts Receivable.......................................... 12
           (n) Contracts.................................................... 12
           (o) Compliance with Law and Other Regulations.................... 13
           (p) Employee Benefit and Employment Matters...................... 13
           (q) Insurance.................................................... 14
           (r) No Payments to Directors, Officers, Shareholders, or
                 Others..................................................... 14
           (s) Intellectual Property........................................ 14
           (t) Inventories.................................................. 14
           (u) Consents..................................................... 15
           (v) Accuracy of Statements....................................... 15
     4.2   Representations and Warranties of Buyer.......................... 15
           (a) Due Incorporation, Good Standing, and  Qualification......... 15
           (b) Corporate Authority.......................................... 15
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           (c) Litigation................................................... 16
           (d) No Violation................................................. 16
           (e) Compliance with Law and Other Regulations.................... 16
           (f) SEC Reports.................................................. 16
           (g) Consents..................................................... 17
           (h) Accuracy of Statements....................................... 17

SECTION 5  COVENANTS........................................................ 17
     5.1   Covenants of Seller.............................................. 17
           (a) Truth of Representations and Warranties...................... 17
           (b) Preservation of Business..................................... 17
           (c) Ordinary Course.............................................. 17
           (d) Books and Records............................................ 18
           (e) No Organic Change............................................ 18
           (f) No Issuance by Seller of Shares, Options, or Other .......... 18
           (g) Compensation................................................. 18
           (h) Consents and Approvals....................................... 18
           (i) Confidentiality.............................................. 18
           (j) Insurance.................................................... 18
           (k) Maintenance of Assets and Properties......................... 18
           (l) Satisfaction of Obligations and Liabilities.................. 19
           (m) Right of Inspection.......................................... 19
           (n) Confirmation of Delivery Schedule............................ 19
     5.2   Covenants of Buyer............................................... 19
           (a) Truth of Representations and Warranties.  ................... 19
           (b) Consents and Approvals....................................... 19
     5.3   Confidential Information......................................... 20
     5.4   No Solicitation.................................................. 20
     5.5   Efforts to Consummate Transaction; Further Assurances............ 20
     5.6   Public Announcements............................................. 21
     5.7   Hiring of Employees.............................................. 21
     5.8   Expenses......................................................... 21
     5.9   Transfer and Use Tax Liabilities................................. 21

SECTION 6  CONDITIONS PRECEDENT TO OBLIGATIONS.............................. 21
     6.1   Conditions Precedent to the Obligations of Buyer................. 21
           (a) Accuracy of Representations and Warranties................... 21
           (b) Performance of Agreements.................................... 21
           (c) Corporate Approval........................................... 22
           (d) Opinion of Counsel for Seller................................ 22
           (e) No Material Adverse Change................................... 22
           (f) Litigation................................................... 22
           (g) Certificates of Seller and Designated Shareholder............ 22
           (h) Transition and Manufacturing Agreement....................... 22
           (i) Patent and Trademark Assignments............................. 22
           (j) Transition of Manufacturing to China......................... 22
           (k) Consents and Approvals....................................... 23
           (l) Minimum Net Tangible Assets.................................. 23
           (m) Formulas..................................................... 23
           (n) Escrow Agreement............................................. 23
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           (o) Guarantee and Non-Competition Agreement...................... 23
           (p) License Agreement............................................ 23
           (q) Lease Agreement.............................................. 23
     6.2   Conditions Precedent to the Obligations of Seller................ 23
           (a) Accuracy of Representations and Warranties................... 23
           (b) Performance of Agreements.................................... 23
           (c) Corporate Approval........................................... 23
           (d) Opinion of Counsel for Buyer................................. 24
           (e) Litigation................................................... 24
           (f) Certificates of Buyer and Designated Subsidiary.............. 24
           (g) Transition and Manufacturing Agreement....................... 24
           (h) Escrow Agreement............................................. 24
           (i) License Agreement............................................ 24
           (j) Lease Agreement.............................................. 24
           (k) Consents and Approvals....................................... 24

SECTION 7  THE CLOSING...................................................... 25
     7.1   Closing.......................................................... 25
     7.2   Deliveries by Seller............................................. 25
           (a) Instruments of Conveyance.................................... 25
           (b) Certificates of Seller and Designated Shareholder............ 25
           (c) Certificate of Secretary..................................... 25
           (d) Consents..................................................... 25
           (e) Legal Opinion................................................ 25
           (f) Books and Records............................................ 25
           (g) Transition and Manufacturing Agreement....................... 25
           (h) Patent and Trademark Assignments............................. 25
           (i) Escrow Agreement............................................. 25
           (j) License Agreement............................................ 25
           (k) Lease Agreement.............................................. 25
     7.3   Deliveries by Buyer or Designated Subsidiary..................... 26
           (a) Assumption of Liabilities.................................... 26
           (b) Purchase Price............................................... 26
           (c) Buyer's Certificate.......................................... 26
           (d) Secretary's Certificate...................................... 26
           (e) Legal Opinion................................................ 26
           (f) Consents and Approvals....................................... 26
           (g) Transition and Manufacturing Agreement....................... 26
           (h) Escrow Agreement............................................. 26
           (i) License Agreement............................................ 26
           (j) Lease Agreement.............................................. 26
     7.4   Delivery of Closing Schedules by Seller.......................... 26
     7.5   Further Assurances............................................... 27

SECTION 8  WAIVER, MODIFICATION, ABANDONMENT................................ 27
     8.1   Waivers.......................................................... 27
     8.2   Modification..................................................... 27
     8.3   Abandonment...................................................... 27
     8.4   Effect of Abandonment............................................ 28
     8.5   Right to Damages................................................. 28

SECTION 9  NON-COMPETITION.................................................. 29
     9.1   Non-competition ................................................. 29
           (a) Duration and Extent of Restriction........................... 29
           (b) Restrictions with Respect to Customers....................... 29
     9.2   Anti-Raiding - Buyer............................................. 29
     9.3   Remedies for Breach.............................................. 30

SECTION 10 INDEMNIFICATION.................................................. 30
     10.1  Indemnification by Seller........................................ 30
     10.2  Indemnification by Buyer......................................... 30
     10.3  Notice and Right to Defend Third-Party Claims.................... 30
     10.4  Limitations of Indemnification................................... 31
           (a)  Deductions.................................................. 31
           (b)  Limitations................................................. 31
           (c)  Sole and Exclusive Remedy................................... 31
           (d)  Adjustments to Purchase Price............................... 32

SECTION 11 GENERAL.......................................................... 32
     11.1    Indemnity Against Finders...................................... 32
     11.2    Controlling Law................................................ 32
     11.3    Notices........................................................ 32
     11.4    Binding Nature of Agreement; No Assignment..................... 33
     11.5    Entire Agreement............................................... 33
     11.6    Paragraph Headings............................................. 33
     11.7    Gender......................................................... 33
     11.8    Survival of Representations and Warranties..................... 33
     11.9    Counterparts................................................... 34
     11.10   Subsidiaries................................................... 34
     11.11   China Transition; Exception to Representations, Warranties,
               and Covenants................................................ 34
     11.12   Construction................................................... 34

                            ASSET PURCHASE AGREEMENT

     AGREEMENT dated as of October 31, 1997, among STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("Buyer"); INVERNESS CORPORATION, a New Jersey corporation ("Inverness"); and INVERNESS (UK) LIMITED, a private company limited by shares and registered in England and Wales ("UK" and together, UK and Inverness shall be referred to as "Seller").

     Seller is engaged in the development, production, marketing, and sale of salon and retail hair removal apparatus and products under the product lines known as "One Touch" and "Clean and Easy" and depilatory products marketed under the "Inverness" brand name as well as jewelry cleaning products (the "Business").

     Buyer desires to acquire and assume from Seller, and Seller desires to transfer to Buyer, the Transferred Assets and the Assumed Liabilities (as such terms are defined respectively in Sections 1.2 and 2.1), all upon the terms and conditions set forth in this Agreement.

     Seller also engages in the ear-piercing business (the "Other Business"). Buyer is not acquiring any of the assets used or intended for use exclusively in the Other Business. The assets used or intended for use in both the Business and the Other Business are included in the Transferred Assets except for those listed on Excluded Assets in Section 1.3.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                                   SECTION 1
                               TRANSFER OF ASSETS

     1.1 PURCHASE   AND  SALE  OF  ASSETS.   Based  upon  and  subject  to  the
representations, warranties, covenants, agreements, and other terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign, and deliver on the Closing Date (as defined in Section 7.1), and Buyer shall purchase, acquire, and accept or, subject to Section 2.4, cause Designated Subsidiary (as defined in Section 2.4) to purchase, acquire, and accept, as provided herein, all of the assets, properties, rights, and goodwill of Seller of every kind and description, wherever located, used or intended for use in connection with the Business, except for the "Excluded Assets" listed in Section 1.3.

     1.2 TRANSFERRED ASSETS. The assets, properties, rights, and goodwill to be sold, conveyed, transferred, assigned, and delivered by Seller on the Closing Date pursuant to Section 1.1 are sometimes herein called the "Transferred Assets" and shall include, without limitation, all of the assets and properties shown on or reflected in the Balance Sheet of the Business as at September 30, 1997 ("Seller's Base Balance Sheet") and all assets and properties used in or intended for use in connection with the Business acquired by Seller after the date of Seller's Base Balance Sheet and to the Closing Date except for those disposed of before the Closing Date as permitted by this Agreement. Without limiting the foregoing, with the exception of the Excluded Assets (as defined in Section 1.3), the Transferred Assets shall include the following:

          (a) ACCOUNTS RECEIVABLE. All accounts receivable and notes and other receivables created in connection with the Business (the "Accounts Receivable"), including, without limitation, those set forth on SCHEDULE "1.2(a)" hereto, which sets forth the amount of each receivable and the name and mailing address of the obligor on each such receivable as of the date of Seller's Base Balance Sheet.

          (b) VEHICLES, FURNITURE, FIXTURES, AND EQUIPMENT. All motor vehicles, furniture, fixtures, machinery, equipment, parts, tools, molds, and dyes used or intended for use in connection with the Business (the "Equipment"), including, without limitation, the Equipment set forth on SCHEDULE "1.2(b)" hereto.

          (c) INVENTORY. All inventory, including, without limitation, raw materials, supplies, work in process, finished goods, packaging, and promotional materials used in or intended for use in connection with the Business (the
"Inventory" or "Inventories"), including, without limitation, the Inventories set forth on SCHEDULE "1.2(c)" hereto.

          (d) CLAIMS AND RIGHTS TO THE TRANSFERRED ASSETS. All claims and rights (and benefits arising therefrom) relating to the Transferred Assets against all persons and entities, including, without limitation, all rights against suppliers under warranties covering any of the Equipment and Inventory, in each case, to the same extent as the same are used or held for use in connection with the Business.

          (e) BUSINESS CONTRACTS. All Leases (as defined in Section 1.2(k)), sales orders, sales contracts, sales representative agreements, service agreements, license agreements, supply agreements, franchise agreements, technical service agreements, and other contracts and agreements to which Seller is a party and that are in writing and used or held for use by Seller in connection with the Business (the "Business Contracts"), including, without limitation, each Business Contract set forth on SCHEDULE "1.2(e)" hereto. SCHEDULE "1.2(e)" sets forth a complete list of each Business Contract (other than purchase or sales orders given by or made to Seller in the ordinary course of the Business) that Seller reasonably believes will be in effect on the Closing Date.

          (f) INTELLECTUAL PROPERTY. All intellectual property rights used or intended for use by Seller in connection with the Business that are owned by or licensed to Seller, including, without limitation, all patents and applications therefor, know-how, unpatented inventions, trade secrets, product formulas, packaging styles and methods, business and marketing plans, ideas for products or production developed by or on behalf of Seller, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and all names, logos, and slogans used or intended for use by Seller in connection with the Business (the "Intellectual Property"), including, without limitation, the Intellectual Property set forth on SCHEDULE "1.2(f)" hereto. Seller has provided to Buyer, and SCHEDULE "1.2(f)" sets forth a complete list of, all such license agreements, product formulas, copyrighted materials, trademarks, and trade names, and patents and all applications therefor used or intended for use in connection with the Business; it being agreed that disclosure of the actual product formulas shall not be required until the Closing.

          (g) CUSTOMER LISTS. All customer lists and customer records used or intended for use in connection with the Business. SCHEDULE "1.2(g)" hereto sets forth a list of all previous (within the last two years from the date hereof) and existing customers of Seller relating to the Business and their last known business addresses.

          (h) LICENSES, PERMITS, AND APPROVALS. In addition to the Intellectual Property set forth on SCHEDULE "1.2(f)" hereto, all licenses, permits, approvals, certificates, and authorizations of whatsoever kind and type, governmental or private, issued, applied for, or pending, used or intended for use in connection with the Business (the "Licenses and Permits"). The Licenses and Permits are set forth on SCHEDULE "1.2(h)" hereto.

          (i) BOOKS AND RECORDS. All books and records used or intended for use in connection with the Business, including, without limitation, the Customer Lists, blueprints, drawings, and other technical papers used or intended for use in connection with the Business or the Transferred Assets, and all Accounts Receivable, Inventory, and Equipment (including, without limitation, maintenance records of the same), but excluding all employee and tax records whether or not used or intended for use in connection with the Business.

          (j) COMPUTER SOFTWARE AND HARDWARE. All computer software and hardware located in the facility of UK in England, used or intended for use in connection with the Business, whether owned, leased, or licensed by or to Seller.

          (k) LEASEHOLD INTERESTS. The leasehold interests created by all leases of real property located in the facility of UK in England and personal property used or intended for use in connection with the Business located in the facility of UK in England, under which Seller is a lessee, including those leases that are capitalized leases and any maintenance contracts and deposits in connection therewith (all such leasehold interests shall herein be referred to as "Leasehold Interests" and the contracts evidencing the same shall herein be referred to as the "Leases," and all such personal property that Seller is leasing as lessee relating to the Business shall herein be referred to as "Leased Personalty"), including, without limitation, the Leased Personalty set forth on SCHEDULE "1.2(k)" hereto. Attached to SCHEDULE "1.2(k)" are complete copies of all the lease agreements listed on SCHEDULE "1.2(k)".

          (l) NAMES. All right, title, and interest in and to any and all names associated with the Business and the Transferred Assets used at any time within the preceding 24 months, and any derivations thereof, except that the name "Inverness" will be subject to the License Agreement attached hereto as Exhibit E (the "Names").

          (m) PHONE NUMBERS. The telephone number 1-800-524-1023.

     1.3 EXCLUDED ASSETS. Anything in this Agreement to the contrary notwithstanding, the following assets, properties, and rights of Seller shall not constitute Transferred Assets and therefore shall be excluded from the purchase and sale contemplated by this Agreement (collectively, the "Excluded Assets"):

          (a) RIGHTS HEREUNDER. Seller's rights under this Agreement and any other contract or agreement contemplated to be entered into by the parties pursuant to this Agreement.

          (b) NON-MATERIAL BUSINESS CONTRACTS. All business contracts relating to the Business that are not material to the Business of the Company and that by their terms (i) are not assignable or (ii) require the consent of a party (other than Seller) to such business contract to assign the same to Buyer or the Designated Subsidiary (as defined in Section 2.3) and such consent to such assignment has not been obtained on or prior to the Closing (the "Non-Material Business Contracts"). SCHEDULE 1.3(b) sets forth a list of such Non-Material Business Contracts.

          (c) NON-MATERIAL LICENSES AND APPROVALS. All License and Permits that are not material to the Business of the Company and that by their terms (i) are not assignable or (ii) require the consent of a party (other than Seller) to such License and Permit to assign the same to Buyer or the Designated Subsidiary and such consent to such assignment has not been obtained on or prior to the Closing (the "Non-Material Licenses and Permits"). SCHEDULE 1.3(c) sets forth a list of such Non-Material Licenses and Permits.

          (d) INSURANCE CONTRACTS AND RELATED CLAIMS. All contracts of insurance of Seller and any claim or right of Seller thereunder, including all rights of Seller to reserves, unearned premiums, return of premium, or claims for reimbursement, contribution or recovery thereunder.

          (e) OTHER CLAIMS. All rights and claims of Seller that may be asserted as a defense, cross-claim, or counterclaim in any action, suit, or proceeding that may be brought against Seller and for which Seller has an indemnification obligation to Buyer hereunder.

          (f) CASH. All cash and cash equivalents of Seller.

          (g) TELEPHONE SYSTEM. All telephone systems and other assets of Seller used or held for use by Seller in connection with such telephone system at the Fair Lawn, New Jersey facility of Seller, including, without limitation, all telephone equipment, telephone numbers and related software, hardware and wiring.

          (h) LEASEHOLD IMPROVEMENTS AND FIXTURES. All leasehold improvements and fixtures of Seller in the Fair Lawn, New Jersey facility of Seller, except to the extent any of the foregoing are listed on SCHEDULE 1.2(b).

          (i) SHIPPING AND WAREHOUSE ASSETS. All assets of Seller used or held for use by Seller for shipping and warehousing, including, without limitation, all shelving, storage bins, fork lifts (and other moving equipment) and packing equipment, except to the extent any of the foregoing are listed on SCHEDULE 1.2(b).

          (j) COMPUTER SYSTEM. The computer system (including, all software, hardware and related peripherals) of Seller used by Seller in the Fair Lawn, New Jersey facility.

          (k) ADMINISTRATIVE ASSETS. All assets and properties of Seller used by Seller for administrative purposes or by employees of Seller with administrative responsibilities, including, without limitation, all desks, file cabinets, and personal computers, except to the extent any of the foregoing are listed on
SCHEDULE 1.2(b).

          (l) NAMES. Subject to the License Agreement attached hereto as Exhibit E, the name "Inverness" and all derivatives thereof.

          (m) DEPOSITS AND PREPAID EXPENSES. All deposits, banks accounts, notes receivable, and prepaid expenses of Seller, except to the extent listed on
SCHEDULE 1.3(m).

          (n) CERTAIN BOOKS AND RECORDS. (i) All employee and tax records, (ii) the corporate minute books, stock ledgers, corporate charter and corporate seal and other similar books and records of Seller, and (iii) the records of Seller relating to the transactions contemplated hereby.

          (o) CERTAIN OTHER ASSETS. (i) All assets and properties of Seller used or held for use by Seller exclusively in connection with any business of Seller other than the Business, including, without limitation, all inventory, accounts receivable, machinery, furniture, fixtures, equipment, contracts, licenses, permits, approvals and intellectual property so used or held for use, and (ii) the other assets and properties of Seller listed on SCHEDULE 1.3(o).

                                   SECTION 2
                           ASSUMPTION OF LIABILITIES

     2.1 LIABILITIES ASSUMED. Upon the sale and purchase of the Transferred Assets as provided in this Agreement, Buyer or Designated Subsidiary shall, subject as provided in this Agreement, assume and shall thereafter pay or discharge when due (a) all accounts payable of Seller to vendors with respect to the Business as reflected on Seller's Base Balance Sheet and as incurred by Seller with respect to the Business in the ordinary course of business after the date of Seller's Base Balance Sheet to the Closing Date, to the extent such accounts receivable exist on the Closing Date and are disclosed as required by this Agreement; (b) all accrued but unpaid liabilities of Seller existing on the Closing Date incurred in connection with the Business with respect to payroll, vacation, any holiday pay as well as accrued payroll taxes for employees of Seller who Buyer or Designated Subsidiary hire as employees (the "Relevant Employees"); and (c) all obligations and liabilities of Seller under the Leases and the Business Contracts transferred to Buyer pursuant to Section 1.2.

     Such obligations and liabilities being assumed pursuant to this Section 2.1 are sometimes referred to herein as "Assumed Liabilities."

     2.2 EXCLUDED LIABILITIES. Except as expressly provided in the Lease and the License Agreement (described in Sections 7.2(k) and 7.2(j), respectively), neither Buyer nor Designated Subsidiary shall be obligated to directly or indirectly pay, perform, or discharge the following claims, obligations, or liabilities of Seller:

          (a) LIABILITIES HEREUNDER. Any obligations or liabilities of Seller under this Agreement.

          (b) LEGAL AND ACCOUNTING FEES. Subject to Section 5.8, any obligations or liabilities for legal, accounting, and other fees and expenses incurred by or on behalf of Seller or Samuel J. Mann, owner of 100% of the issued and outstanding voting capital stock of Seller ("Designated Shareholder"), in connection with the negotiation of the transactions contemplated by this Agreement, this Agreement, the sale of the Transferred Assets, the assumption of the Assumed Liabilities, or the documents related thereto.

          (c) TAX LIABILITIES. Any tax obligations or liabilities of Seller, whether or not owed on or prior to the Closing Date, including, without limitation, (i) any liabilities of Seller (federal, state, local, or foreign) for taxes on or measured by income of Seller; (ii) any liabilities of Seller for federal, state, local, or foreign income and employee FICA taxes that Seller is legally obligated to withhold through the Closing Date whether or not Seller has withheld the same as required by law; (iii) any liabilities of Seller for employer FICA and unemployment taxes; (iv) any liabilities of Seller for franchise and excise taxes relating to the corporate status of Seller ; (v) any liabilities of Seller for property taxes; and (vi) any other taxes of Seller of any kind or description, except as provided in Sections 2.1(b) and 5.9.

          (d) LIABILITIES TO EMPLOYEES. Except as provided in Section 2.1, any obligations or liabilities with respect to payroll, bonuses, severance benefits, vacation pay, and other employment benefits or sums, including, without limitation, FICA, worker's compensation premiums, medical, dental, and disability (both long-term and short-term) benefits, or unemployment taxes to or on behalf of employees of Seller, and any and all liabilities or obligations of Seller, or any Affiliate of Seller, arising under any collective bargaining agreement or union contract. For purposes of this Agreement, the term "Affiliate" shall mean any entity in which Designated Shareholder is an officer

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
or  director  or  in  which  Designated  Shareholder  or  Seller,   directly  or
indirectly, owns or controls 10 percent or more of the equity securities of the entity, or any person related to Designated Shareholder by blood or marriage.

          (e) PROPERTY AND PERSONAL INJURY LIABILITIES. Any claims against or liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any workers' compensation claim) arising out of the sale of any product sold by Seller prior to the Closing Date or the performance of any services by Seller prior to the Closing Date regardless of when such claim or liability is asserted; it being acknowledged and agreed that any such claim or liabilities with respect to any product sold by or on behalf of Buyer after the Closing (whether or not manufactured prior to, on, or after the Closing) shall not constitute an Excluded Liability.

          (f) LIABILITY TO OTHERS FOR BREACH. Any obligations or liabilities for any breach of any representation, warranty, or covenant by Seller, or for any claim for indemnification against Seller, contained in any contract or other document referred to in Section 1.2, agreed to be performed pursuant hereto by Buyer, to the extent that such breach or claim arose out of or by virtue of the performance or nonperformance by Seller thereunder exclusively prior to the Closing Date.

          (g) LIABILITY REGARDING EMPLOYEE WELFARE AND PENSION BENEFITS. Except as provided in Section 2.1(b), any obligations or liabilities of Seller arising out of or in connection with any past or present employee welfare and pension benefit plans of Seller, including, without limitation, any obligations or liabilities of Seller to or on behalf of any past or present employee of Seller arising under any collective bargaining agreement, union contract, union health and welfare fund, or similar program.

          (h) LIABILITY FOR VIOLATION OF LAW. Any obligations or liabilities of Seller arising out of or in connection with any violation of a statute or governmental rule, regulation, or directive, which violation arises exclusively out of any act or omission that occurred or commenced prior to the Closing Date.

          (i) ENVIRONMENTAL LAWS. Any obligations or liabilities of Seller with respect to, or relating to, Environmental Laws (as hereinafter defined) or environmental matters.

          (j) TRANSFER AND USE TAX LIABILITIES. Subject to Section 5.9, any obligations or liabilities of Seller with respect to sales, use, or transfer taxes, if any, arising as a result of the transfer of the Transferred Assets to Buyer or Designated Subsidiary by virtue of the consummation of the transactions contemplated hereby.

          (k) ERISA. Any obligations or liabilities of Seller with respect to, or arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any Pension Plan, Welfare Plan, or Employee Benefit Plan, as each are hereinafter defined or as defined by ERISA, and any related trust agreements or annuity contracts not expressly assumed in Section 2.1.

          (l) EMPLOYEE GRIEVANCES. Any obligations or liabilities of Seller with respect to, or arising under, any grievance brought by any employee of Seller while in the employ of Seller or filed pursuant to any collective bargaining agreement to which Seller or any of its subsidiaries is a party or by which Seller is bound.

          (m) SELLER'S INDEBTEDNESS. Any obligations or liabilities with respect to indebtedness of Seller, except as expressly assumed in Section 2.1.

          (n) SHAREHOLDER AND AFFILIATES. Any obligations or liabilities of Seller with respect to any shareholder of Seller or any Affiliate of Seller or any such shareholder.

          (o)A.  Consistent with and without
limitation by the specific enumeration of the foregoing, any liabilities or obligations not expressly assumed by Buyer pursuant to the provisions of Section
2.1 hereof.

     2.3 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Buyer or Designated Subsidiary of the Assumed Liabilities, and the transfer thereof by Seller, shall in no way expand the rights and remedies of any third party against Seller or Buyer or Designated Subsidiary as assignee of Seller as compared to the rights and remedies that such third party would have had against Seller or Buyer or Designated Subsidiary as assignee of Seller had Buyer or Designated Subsidiary not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer or Designated Subsidiary of such liabilities shall not create any third party beneficiary rights.

     2.4  DESIGNATED  SUBSIDIARY.  Buyer and Seller  contemplate  that Buyer may organize a newly formed, wholly owned subsidiary (referred to herein as "Designated Subsidiary") to acquire the Transferred Assets and assume the Assumed Liabilities. Accordingly, notwithstanding anything to the contrary in
Section 11.4, at the Closing, Buyer may assign and delegate to such Designated Subsidiary all its rights and obligations under this Agreement and the other agreements contemplated by this Agreement (a "Permitted Assignment"), it being agreed that any such Permitted Assignment shall not release Buyer from any of its obligations under this Agreement or any other agreement that Buyer would have entered into in connection with this Agreement or the transactions contemplated hereby but for such Permitted Assignment. Therefore, upon a Permitted Assignment, all obligations of Buyer hereunder and under any such other agreement shall be joint and several obligations of Buyer and such
Designated Subsidiary, notwithstanding anything to the contrary in this Agreement or any such other agreement.

                                   SECTION 3
                                 PURCHASE PRICE

     3.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Transferred Assets to be acquired pursuant to Section 1.1 shall be, in addition to the assumption of the Assumed Liabilities pursuant to Section 2.1, an amount equal to (a) $20,000,000, subject to the Transition and Manufacturing Agreement (as defined in Section 6.1(h)) and adjustment as set forth in Section 3.3.

     3.2 PAYMENT OF PURCHASE PRICE. At the Closing (as defined in Section 7.1), Seller shall be entitled to receive the Purchase Price payable as follows:

          (a) CASH. At the Closing, Buyer shall pay to Seller, by wire transfer, in immediately available funds, the sum of $16,500,000 (the "Initial Payment").

          (b) ESCROW AMOUNT. At the Closing, Buyer shall deposit with the escrow agent (the "Escrow Agent") set forth in the Escrow Agreement attached hereto as Exhibit A, the sum of $3,500,000 of the Purchase Price (the "Escrow Deposit") by wire transfer, in immediately available funds to the account or accounts designated by the Escrow Agent, subject to the terms and conditions set forth in such Escrow Agreement. The disposition of the Escrow Deposit shall be made in accordance with the terms and conditions of the Escrow Agreement.

     3.3 ADJUSTMENT TO PURCHASE PRICE. If the value of the total net tangible assets, defined for purposes of this Section 3.3, as the sum of the respective values of the Accounts Receivable (as defined in Section 1.2(a)), the Equipment (as defined in Section 1.2(b)), the Inventory (as defined in Section 1.2(c)) and the other categories of Transferred Assets that constitute tangible assets, (excluding intangible assets, such as trademarks and patents), if any, reflected on Seller's Base Balance Sheet, transferred hereunder, in each case as the same exist on the Closing Date less the value of the Assumed Liabilities (as defined in Section 2.1) existing on the Closing Date, as conclusively and finally determined in accordance with this Section 3.3 (the "Net Tangible Asset Amount"), is greater than or less than $8,000,000, then the Purchase Price shall be adjusted in the manner described in Section 3.3(g). The determination of the Net Tangible Asset Amount and the payment of such an adjustment to the Purchase Price shall be made as follows:

          (a) AA NET TANGIBLE ASSET STATEMENT. Within 45 calendar days after the receipt of the Closing Balance Sheet and supporting schedules required under
Section 7.4, Buyer shall cause Arthur Andersen LLP to deliver to Buyer and Seller a statement (the "AA Net Tangible Asset Statement") setting forth a determination of the Net Tangible Asset Amount (as defined in this Section 3.3) prepared in accordance with generally accepted accounting principles applied consistently with Seller's past practices.

          (b) DISPUTE NOTICE. The determination of the Net Tangible Asset Amount set forth in the AA Net Tangible Asset Statement shall be conclusive, final, and binding on the parties unless Seller delivers to Buyer within 30 calendar days after its receipt of the AA Net Tangible Asset Statement a statement setting forth in reasonable detail any dispute it may have to the determination of the Net Tangible Asset Amount set forth in the AA Net Tangible Asset Statement (the "Dispute Notice").

          (c) RESOLUTION OF DISPUTE NOTICE. If Seller timely delivers to Buyer a Dispute Notice, Buyer and Seller shall use reasonable efforts to resolve any dispute described in the Dispute Notice. If Buyer and Seller resolve all such disputes, then the parties shall memorialize such resolution in writing and the determination of the Net Tangible Asset Amount set forth in the AA Net Tangible Asset Statement, as modified by such resolution, shall be conclusive, final, and binding on the parties.

          (d) STATEMENT OF RESOLUTIONS. If Buyer and Seller resolve none or only a portion of such disputes within 20 calendar days after receipt by Buyer of the Dispute Notice, then the parties shall (i) memorialize any resolved disputes, if any, in writing (the "Parties Statement of Resolutions") and (ii) submit the remaining items in dispute in writing to an independent "Big Six" accounting firm (i.e., one that will certify as to its independence to the parties) (the "Accounting Arbitrator") to be mutually agreed upon by the parties. If the parties cannot agree upon the identity of the Accounting Arbitrator, the Accounting Arbitrator shall be one of such "Big Six" accounting firms selected by lot. The parties shall instruct the Accounting Arbitrator to (A) make a determination of the items in dispute in the manner described in this Section
3.3 and (B) deliver its written determination regarding the such items to both parties as soon as practicable (the "Accounting Arbitrator Statement of Resolutions"). Upon receipt by both parties of the Accounting Arbitrator

Statement of Resolutions, absent a manifest error in the same, the determination of the Net Tangible Asset Amount set forth in the AA Net Tangible Asset Statement, as modified by the Parties Statement of Resolutions and the Accounting Arbitrator Statement of Resolutions, shall be conclusive, final, and binding on the parties.

          (e) FEES AND EXPENSES. Buyer shall pay for all the fees and expenses of Arthur Andersen LLP in connection with its preparation of the AA Net Tangible Asset Statement. In the event the parties submit any unresolved dispute to the Accounting Arbitrator as provided in Section 3.3(d), the parties shall share ratably the fees and expenses of the Accounting Arbitrator as follows: (i) if the Accounting Arbitrator resolves all of the remaining disputes in favor of Buyer (the amount so determined is referred to herein as the "Low Value"), Seller will be responsible for all of the fees and expenses of the Accounting Arbitrator; (ii) if the Accounting Arbitrator resolves all of the remaining disputes in favor of Seller (the amount so determined is referred to herein as the "High Value"), Buyer will be responsible for all of the fees and expenses of the Accounting Arbitrator; and (iii) if the Accounting Arbitrator resolves some of the remaining disputes in favor of Buyer and the rest of the remaining disputes in favor of Seller (the amount so determined is referred to herein as the "Actual Value"), Seller will be responsible for that fraction of the fees and expenses of the Accounting Arbitrator equal to (A) the difference between the High Value and the Actual Value over (B) the difference between the High Value and the Low Value, and Buyer will be responsible for the remainder of the fees and expenses of the Accounting Arbitrator.

          (f) ACCESS TO INFORMATION. For purposes of preparing the Dispute Notice, the Accounting Arbitrator Statement of Resolution or the resolution of any dispute between the parties regarding the determination of the Net Tangible Asset Amount, each party shall provide the other party, Arthur Andersen LLP, and, if applicable, the Accounting Arbitrator, full access, during normal business hours and on reasonable prior notice, to all the books and records (including, any related work papers) reasonably necessary to review each of the components that comprise the computation of the Net Tangible Asset Amount.

          (g) ADJUSTMENT AMOUNTS. Within 10 calendar days of the conclusive and final determination of the Net Tangible Asset Amount in accordance with Section 3.3(b), 3.3(c), or 3.3(d), if, based on such conclusive and final determination,
(i) the Net Tangible Asset Amount exceeds $8,000,000 (such excess being referred to herein as the "Upward Adjustment Amount"), then Buyer shall deliver to Seller, by wire transfer in immediately available funds, an amount equal to the Upward Adjustment Amount (in all events not to exceed $1,000,000) to the account or accounts designated by Seller or (ii) the Net Tangible Asset Amount is lower than $8,000,000 (the difference between such amounts being referred to as the "Downward Adjustment Amount"), then Seller shall deliver to Buyer, by wire transfer in immediately available funds, an amount equal to the Downward Adjustment Amount (in all events not to exceed $1,000,000, assuming that the condition precedent in Section 6.1(l) has been satisfied) to the account or accounts designated by Buyer.

     3.4 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the total Purchase Price (including liabilities assumed) for the assets and properties purchased pursuant to this Agreement shall be allocated to those assets and properties as set forth in SCHEDULE "3.4" hereto. Buyer and Seller, each at its own expense, also agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 of the Internal Revenue Code of 1996, as amended (the "Code") and the applicable Treasury Regulations thereunder.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Except as otherwise set forth in the Seller Disclosure SCHEDULE heretofore delivered by Seller to and acknowledged as received by Buyer, Seller represents and warrants to Buyer and Designated Subsidiary as follows:

          (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Each of Inverness and UK is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Inverness nor UK is subject to any material disability in connection with the conduct of the Business by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. SCHEDULE "4.1(a)" hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Inverness and UK are qualified to do business with respect to the Business.

          (b) CORPORATE AUTHORITY. Seller has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors and shareholders of Inverness and UK have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Seller, enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (c)  NO  SUBSIDIARIES.   Neither  Inverness  nor  UK  have  any  other
affiliates or subsidiaries that own or have an interest in any of the Transferred Assets or conduct any portion of the Business.

          (d) FINANCIAL STATEMENTS. The consolidated balance sheets of Inverness as of December 31, 1995 and December 31, 1996 and the consolidated statements of operations, stockholder's equity and cash flows of Inverness for the years ended December 31, 1994, December 31, 1995, and December 31, 1996, and all related schedules and notes to the foregoing, have been audited by Gikow, Bierman, & Talesnick, independent public accountants; the consolidated balance sheet of Inverness as of the date of Seller's Base Balance Sheet and the consolidated statements of operations, stockholder's equity and cash flows of Inverness for the period ended January 1, 1997 to the date of Seller's Base Balance Sheet have been prepared by the Seller without audit. In addition, the consolidated balance sheet of the Business as of the date of Seller's Base Balance Sheet and the statements of operations for the 12-month period then ended have been prepared by the Seller without audit. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), which were applied on a consistent basis, (except that Seller's Base Balance Sheet does not include normal year-end adjustments) present fairly, in all material respects, the consolidated financial position, results of operations, and changes in financial position of the Business as of their respective dates and for the periods indicated. Seller has no material liabilities or obligations relating to the Business of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in Seller's Base Balance Sheet or incurred since the date of that balance sheet in the ordinary course of business and as contemplated by this Agreement.

          (e) ACTIONS IN THE ORDINARY COURSE OF BUSINESS. Since the date of Seller's Base Balance Sheet, with respect to the Business, Seller has not (i) taken any action outside the ordinary and usual course of business in any material respect; (ii) borrowed any money or become contingently liable for any obligation or liability of another to the extent that any of the foregoing would result in or increase an Assumed Liability or have a material adverse effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement, except, in all cases, in the ordinary course of business and consistent with past practices; (iii) failed to pay any of its debts and obligations as they become due to the extent that any of the foregoing would result in or increase an Assumed Liability or have a material adverse effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement, except, in all cases, in the ordinary course of business and consistent with past practices; (iv) incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business to the extent that any of the foregoing would result in or increase an Assumed Liability or have a material adverse effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement; or (v) failed to use all reasonable commercial efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers, and others with which it deals.

          (f) NO MATERIAL CHANGE. Since the date of Seller's Base Balance Sheet, there has not been (i) any material adverse change in the financial condition, business, or operating results of Seller with respect to the Business or the Transferred Assets, (ii) any loss or damage (whether or not covered by insurance) to any of the Transferred Assets, which materially affects or impairs Seller's ability to conduct the Business, or (iii) any mortgage or pledge of any of the Transferred Assets, or any indebtedness incurred by or relating to Seller with respect to the Business to the extent that any of the foregoing would result in or increase an Assumed Liability or have material adverse effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

          (g) TITLE TO PROPERTIES. Except as set forth in SCHEDULE "4.1(g)", Seller has good and valid title to all of the Transferred Assets, including those reflected in Seller's Base Balance Sheet or acquired subsequent to the date of Seller's Base Balance Sheet, except Transferred Assets disposed of subsequent to the date of Seller's Base Balance Sheet in the ordinary course of business or as contemplated by this Agreement, and the Transferred Assets are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the Business by Seller or the ownership of the Transferred Assets, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the Transferred Assets or materially impair the use thereof in the operation of the Business, except in each case as disclosed in Seller's Base Balance Sheet.

          (h) CONDITION OF ASSETS AND PROPERTIES. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties of Seller constituting Transferred Assets that are material to the conduct of the Business do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

          (i) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Seller, threatened against Seller at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Seller, might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Transferred Assets or the operations, operating results, or financial condition of Seller with respect to the Business (a "Material Adverse Effect").

          (j) RIGHTS AND LICENSES. SCHEDULE "4.1(j)" hereto contains a true, correct, and complete list of all Licenses and Permits necessary for the conduct of the Business. Seller has all Licenses and Permits necessary for the conduct of the Business as presently conducted by it and the ownership and use of the Transferred Assets and the premises occupied by it with respect to the Business.

          (k) NO VIOLATION. Assuming the receipt of consents set forth on SCHEDULE "4.1(u)" and the release of liens in SCHEDULE "4.1(g)," the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Seller, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any of the Transferred Assets is subject or by which Seller is bound with respect to the Business.

          (l) TAXES. Seller has duly filed in correct form all Tax Returns relating to the activities of Seller required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are accurate and complete in all material respects, and Seller has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Seller by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

          (m) ACCOUNTS RECEIVABLE. The accounts receivable of Seller with respect to the Business have been created in the ordinary course of business and are valid and enforceable, except to the extent of the reserve reflected in Seller's Base Balance Sheet or in such other amount which is not material in the aggregate. The reserve reflected in Seller's Base Balance Sheet is adequate in accordance with GAAP and consistent with Seller's past practices.

          (n) CONTRACTS. With respect to the Business, and to the extent materially affecting a Transferred Asset or an Assumed Liability, except as listed in SCHEDULEs 1.2(e), 1.2(k), and 4.1(p), Seller is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any Transferred Assets, excepting, in each case, items included within aggregate amounts disclosed or reflected in Seller's Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $10,000 (other than purchase or sale orders in the ordinary course of business),
(vi) any contract or agreement creating an obligation of $10,000 or more (other than purchase or sale orders in the ordinary course of business), (vii) any contract, agreement, mortgage, or lease, which by its terms does not terminate or is not terminable by it without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, or (ix) any material license agreement. All material mortgages, leases, contracts, agreements, and other arrangements with respect to the Business to which Seller is a party materially affecting a Transferred Asset or an Assumed Liability are valid and enforceable against Seller in accordance with their terms; Seller, and, to the knowledge of Seller, all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Seller nor, to the knowledge of Seller, any such other party is in default in any material respect or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default by Seller in any material respect under any of them.

          (o) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Seller is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, or local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of the Business, the use of Transferred Assets, and all premises occupied by Seller with respect to the Business. There is no environmental contamination, toxic waste or other discharge, spill, or condition at the Fair Lawn, New Jersey or England facilities of Seller in violation by Seller of applicable environmental laws adversely affecting any of the Transferred Assets, nor has Seller received any official notice or citation in the past three years that any of the Transferred Assets in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of CERCLA or any OSHA requirements. Without limiting the foregoing, Seller has properly filed all reports, paid all monies, and obtained all Licenses and Permits needed or required for the conduct of the Business and the use of the Transferred Assets and the premises occupied by it in connection with the Business and is in compliance in all material respects with all conditions, restrictions, and provisions of such Licenses and Permits. Seller has not received within the three years prior to the date hereof any notice from any federal, state, or local authority or any insurance or inspection body that any of the Transferred Assets or the business procedures or practices related to the Business fails to comply with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

          (p) EMPLOYEE BENEFIT AND EMPLOYMENT MATTERS. Seller and its "ERISA Affiliates" (as determined under Section 414(b), (c), (m) or (o) of the Code)
(i) maintain, administer, or contribute to, only those employee pension benefit plans (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in SCHEDULE "4.1(p)" hereto (the "Seller Pension Plans"); and (ii) Seller and its ERISA Affiliates maintain, administer, or contribute to only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in SCHEDULE "4.1(p)" hereto (the "Seller Welfare Plans"). Seller and all ERISA Affiliates maintain, administer, or contribute to only those bonus, deferred compensation, stock purchase, stock option, severance plan, insurance, or similar arrangements described in SCHEDULE "4.1(p)" hereto ("Seller Employee Benefit Plans").

          (q) INSURANCE. Seller maintains in full force and effect insurance coverage on the Transferred Assets and its premises, operations, and personnel relating to the Business in such amounts as Seller deems appropriate. SCHEDULE "4.1(q)" hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles, and expiration date) of all policies of fire, liability, and other forms of insurance that currently are, or at any time within the past five years have been, maintained in force by or for the account of Seller with respect to the Transferred Assets or the Business (such policies are hereinafter referred to as the "Policies"). Seller has been continuously, and is presently, insured by insurers unaffiliated with Seller with respect to the Transferred Assets and the conduct of the Business in such amounts and against such risks as are adequate to protect the Business and the Transferred Assets, including, without limitation, liability insurance.

          (r) NO PAYMENTS TO DIRECTORS, OFFICERS, SHAREHOLDERS, OR OTHERS. Since the date of Seller's Base Balance Sheet, there has not been any purchase or redemption of any shares of capital stock of Seller or any transfer, distribution, or payment by Seller, directly or indirectly, of any Transferred Assets to any director, officer, shareholder, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Seller's Base Balance Sheet.

          (s) INTELLECTUAL PROPERTY. Seller owns or holds all of the rights to use all packaging, logos, trademarks, trade names, trade secrets, fictitious names, service marks, patents, and copyrights that are used in or necessary to the conduct of the Business. Seller owns all rights with respect to, and has good and valid title to, all of the formulas that are used in or are necessary to the conduct of the Business. Seller is not, and following the Closing neither Buyer nor Designated Subsidiary will be, obligated to pay any royalty or other payment with respect to any of such formulas. The formulas attached to SCHEDULE "1.2(f)" delivered upon the execution of this Agreement or on or before the Closing Date are or will be the exact formulas being used routinely to batch and produce each of the representative products of Seller in connection with the Business, including, without limitation, the ingredient sources, the correct percentages, mixing and cooking (heating and cooling) instructions, and any special processing procedures necessary for exact duplication and quality control. SCHEDULE "1.2(f)" hereto sets forth a true, complete, and correct list of all of the patents and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and copyrights and applications therefor that are owned or used by Seller with respect to the Business. To Seller's knowledge, none of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Seller, nor any of the processes used or the business practices followed by Seller, with respect to the Business, infringes or has infringed upon any trademark, trade name, trade secret, fictitious name, service mark, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as set forth on SCHEDULE "4.1(s)", Seller is not, and following the Closing neither Buyer nor Designated Subsidiary will be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property that constitutes a Transferred Asset. To the knowledge of Seller, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property that constitutes a Transferred Asset.

          (t) INVENTORIES. The Inventories are in good and merchantable condition and are stated at not more than the lower of cost or market, with adequate adjustments for obsolete, obsolescent, or otherwise not readily marketable items. Since the date of Seller's Base Balance Sheet, there have not been and there are not required to be any write-downs in the value of the Inventories or write-offs with respect to such Inventories. The raw materials, work in progress, and finished goods inventory of Seller with respect to the Business to be transferred hereunder are all in good condition and are usable and currently being used in the present production and sales activities of Seller with respect to the Business, and Seller does not have on hand or on order any raw materials, work in progress, or finished goods inventory with respect to the Business in excess of its normal requirements (based upon sales experience from the latest 12 months) for products that are included in its current line with respect to the Business and for which Seller is now taking orders. Without limiting the foregoing, (i) Seller does not have more than a six-month supply of raw materials, work in progress, or finished goods inventory with respect to the Inventories, all of which is saleable at prices currently quoted by Seller, and (ii) all work in progress and finished goods inventory to be transferred to Buyer or Designated Subsidiary pursuant to this Agreement are in accordance with customers' specifications and the sale thereof to customers will not result in any liability of any kind to Buyer or Designated Subsidiary.

          (u) CONSENTS. Except as set forth on SCHEDULE "4.1(u)", no consent, approval, license, permit, or authorization of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other person is required in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

          (v) ACCURACY OF STATEMENTS. Neither this Agreement nor any Exhibit or SCHEDULE hereto furnished or to be furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

     4.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Except as otherwise set forth in the Buyer Disclosure SCHEDULE heretofore delivered by Buyer to Seller, Buyer represents and warrants to Seller as follows:

          (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Each of Buyer and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.

          (b) CORPORATE AUTHORITY. Buyer has and, if a Permitted Assignment is effected, Designated Subsidiary will have, the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution, delivery, and performance of this Agreement and, if a Permitted Assignment is effected, prior to such Permitted Assignment, the Board of Directors of Designated Subsidiary will have authorized the performance of this Agreement by virtue of its approval of the execution and delivery of documents memorializing such Permitted Assignment. No other corporate proceedings on the part of Buyer or any of its subsidiaries, including the approval of Buyer's stockholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Designated Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid, and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, and if a Permitted Assignment is effected, this Agreement will also constitute a legal, valid, and binding agreement of Designated Subsidiary enforceable against Designated Subsidiary in accordance with its terms, except that, in each case, (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (c) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, (i) if determined adversely to Buyer or any of its subsidiaries, might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, or prospects or on the condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole, or (ii) question the validity of this Agreement or seek to prohibit, enjoin, or challenge the consummation of the transactions contemplated hereby.

          (d) NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any of its subsidiaries is subject or by which Buyer or any of its subsidiaries is bound.

          (e) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Each of Buyer and its subsidiaries is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. There is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Buyer or its subsidiaries, nor has Buyer or any of its subsidiaries received any official notice or citation that the properties of Buyer or its subsidiaries in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") nor any OSHA requirements. Without limiting the foregoing, each of Buyer and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Buyer nor any of its subsidiaries has received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

          (f) SEC REPORTS. Buyer's Form 10-K Report for the year ended December 31, 1996, and all subsequent reports and proxy statements filed by Buyer thereafter with the SEC pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. No report, proxy statement, or other document has been required to be filed by Buyer pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed. All such reports, registrations, and statements, which are filed between the date hereof and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

          (g) CONSENTS. No consent, approval, license, permit, or authorization of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other person is required

          (h) ACCURACY OF STATEMENTS. Neither this Agreement nor any Exhibit or SCHEDULE hereto furnished or to be furnished by Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   SECTION 5
                                   COVENANTS

     5.1 COVENANTS OF SELLER. Seller agrees that, unless Buyer otherwise agrees in writing and except as set forth in the Seller Disclosure SCHEDULE, at all times prior to the Closing Date:

          (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. Seller shall notify Buyer if any of the representations or warranties of Seller herein contained shall become untrue or incorrect in any material respect.

          (b) PRESERVATION OF BUSINESS. Seller shall use all reasonable commercial efforts to (i) preserve intact the present business organization of Seller related to the Business, (ii) preserve the present goodwill and advantageous relationships of Seller related to the Business with all customers and suppliers, and (iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, rights to formulas, and other similar rights of Seller constituting Transferred Assets. Seller shall not enter into any employment agreements with any of its officers or management personnel related to the Business that may not be canceled by it without penalty upon notice not exceeding 30 days.

          (c) ORDINARY COURSE. Seller shall operate the Business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, Seller shall not (i) acquire, transfer, sell, convey, dispose of, encumber, pledge, or mortgage any Transferred Asset, except in the ordinary course of the conduct of the Business and consistent with past practice and as contemplated by this Agreement; (ii) incur any obligations (contingent or otherwise) or modify any indebtedness that may create, increase or modify any Assumed Liability, except any such obligation incurred in the ordinary course of the Business consistent with past practice and as contemplated by this Agreement; (iii) acquire directly or indirectly or redeem any shares of its capital stock, acquire any stock or other equity interest in any corporation, trust, or other entity, or create or acquire any subsidiary, except to the extent that such action will have no effect on the conduct of the Business, the Transferred
Assets, the Assumed Liabilities, or the performance of this Agreement; (iv) enter into, amend, modify, terminate, extend, or otherwise change any lease, contract, agreement, or other obligation with respect to the Business (other than contracts for the sale of products or services, and contracts for the purchase of supplies or services, in each case entered into, amended, modified, terminated, extended, or otherwise changed in the ordinary course of the Business), which involve obligations aggregating $50,000 or more or which extend beyond six months from the date of this Agreement; (v) enter into any service agreement, maintenance agreement, contract, or other arrangement relating to the operations of the Business, or maintenance of any Transferred Assets other than in the ordinary course of the conduct of the Business; or (vi) expend more than $100,000 in any month with respect to the Business, except in the ordinary course of the conduct of the Business consistent with prior periods or as otherwise permitted by this Agreement, without the prior written approval of Buyer, which shall not be unreasonably withheld, delayed, or conditioned.

          (d) BOOKS AND RECORDS. Seller shall maintain its books, accounts, and records related to the Business in the usual, regular, and ordinary manner and on a basis consistent with prior years, and Seller shall comply in all material respects with all laws applicable to them with respect to the conduct of the Business.

          (e) NO ORGANIC CHANGE. Seller shall not (i) amend its charter or bylaws, (ii) make any change in its capital stock by reclassification, subdivision, reorganization, or otherwise, or (iii) merge or consolidate with or sell any Transferred Assets to any other corporation, trust, or entity or change the character of the Business, except in each case as contemplated by this Agreement, or to the extent that such action will have no effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement.

          (f) NO ISSUANCE BY SELLER OF SHARES, OPTIONS, OR OTHER SECURITIES. Seller shall not (i) issue any shares of capital stock, or (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of capital stock, except in each case to the extent that such action will have no effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this Agreement.

          (g) COMPENSATION. Seller shall not (i) increase the compensation payable (including bonus compensation) to any officer or director or to other management personnel related to the Business from the amount payable as of the date of Seller's Base Balance Sheet, unless such increase is made in the ordinary course and is consistent with Company's past practices, or (ii) introduce or change in any material respect any pension or profit sharing plan or any other employee benefit arrangement related to the Business.

          (h) CONSENTS AND APPROVALS. Seller shall use all reasonable commercial efforts to obtain all consents and approvals listed in SCHEDULE 4.1(u). Seller shall make or cause to be made all filings, applications, statements, and reports to all federal and state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

          (i) CONFIDENTIALITY. Seller shall not reveal, orally or in writing, to any person, other than Buyer and Designated Subsidiary and their representatives, any of the business procedures or practices followed by it in the conduct of the Business or any other information of a confidential nature with respect to the Business.

          (j) INSURANCE. Seller shall maintain in force through the Closing Date all of the property, casualty, crime, directors and officers, and other forms of insurance that it is presently carrying with respect to the Transferred Assets or the Business and shall refrain from making any change in any such insurance coverage.

          (k) MAINTENANCE OF ASSETS AND PROPERTIES. With respect to the Business, Seller shall keep the premises occupied by it and all of the equipment and other tangible assets and personal property of Seller constituting Transferred Assets, to the extent material to the conduct of the Business, in good operating condition and in a state of reasonable maintenance and repair. Except in the ordinary course of the Business, consistent with past practices,

Seller shall not remove any personal property related to the Business from any facility of Seller unless same are replaced with similar items of at least equal quality prior to the Closing Date. Seller shall not permit any modifications or additions to and shall not sell or permit to be sold or otherwise transferred or disposed of any item or group of items constituting personal property with respect to the Business, except for any such modifications, additions, sales, transfers, or dispositions made in the ordinary course of the conduct of the Business, consistent with past practices. Seller shall not convey any interest in any of the Transferred Assets or subject any of the Transferred Assets, or any portion thereof, to any additional liens, encumbrances, or similar matters, except in the ordinary course of the Business, consistent with past practices, and as contemplated by this Agreement.

          (l) SATISFACTION OF OBLIGATIONS AND LIABILITIES. Seller shall (i) pay or cause to be paid all of its obligations and liabilities related to the Business in the ordinary course of business, consistent with past practices, including those related to taxes, but except for those that are in good faith disputed by Seller with the written approval of Buyer and those that if not so paid would not result in an increase or modification to any Assumed Liability,
(ii) maintain and perform in all material respects its obligations under all agreements and contracts related to the Business to which it is bound in accordance with their terms, and (iii) comply in all material respects with all requirements of applicable federal, state, and local laws, regulations, and rules related to the Business. Seller shall pay or cause to be paid in full all bills and invoices for labor, goods, materials, services, and utilities of any kind relating to the Business, which were contracted for by Seller or which were delivered to or performed on its properties, in each case in the ordinary course of Business, consistent with past practices, and as contemplated by this Agreement.

          (m) RIGHT OF INSPECTION. Seller shall make available to Buyer and its representatives for inspection at all reasonable times all of the assets, properties, facilities, and agreements relating to the Business (including all documents of any description evidencing any right or obligation of Seller) and the books, accounts, records, and financial statements of Seller relating to the Business as Buyer shall reasonably request and allow Buyer and its representatives the right to make whatever copies of such materials they require, and Seller shall permit Buyer and its independent accountants to audit or make such audit tests respecting the accounts of Seller relating to the Business as Buyer or those accountants consider appropriate.

          (n) CONFIRMATION OF DELIVERY SCHEDULE. Seller shall use its best efforts to obtain from ITS, Seller's independent consultant in China, a written letter or report (the "ITS Report") stating whether the Delivery SCHEDULE set forth in SCHEDULE 6.1 is materially correct or materially incorrect.

     5.2 COVENANTS OF BUYER. Buyer agrees that, unless Seller otherwise agrees in writing and except as set forth in the Buyer Disclosure SCHEDULE or contemplated by this Agreement, at all times prior to the Closing Date:

          (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. Buyer and its subsidiaries shall not take or suffer or permit any action that would render untrue any of the representations or warranties of Buyer herein contained, and Buyer and its subsidiaries shall not omit to take any action, the omission of which would render untrue any such representation or warranty.

          (b) CONSENTS AND APPROVALS. Buyer shall use all reasonable commercial efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Buyer and its subsidiaries of the transactions contemplated by this Agreement. Buyer shall make or cause to be made all filings, applications, statements, and reports to all federal and state government agencies and entities that are required to be made prior to the Closing Date by or on behalf of Buyer or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

     5.3 CONFIDENTIAL INFORMATION. Buyer agrees to (i) not use any information received by it or any of its representatives from Seller or any of its representatives pursuant to Section 5.1(r) or during the course of conducting due diligence relating to the transactions contemplated by this Agreement (the "Confidential Information") for any purpose (other than for the purpose of consummating the transactions contemplated by this Agreement) that is detrimental to Seller or its affiliates and (ii) keep all such Confidential Information confidential, except (a) to the extent that Buyer's counsel advises that disclosure must be made pursuant to applicable laws and regulations; (b) prior to the Closing, Buyer may use such Confidential Information to the extent useful in evaluating and consummating the transactions contemplated by this Agreement; and (c) Buyer may use such information to enforce compliance with the terms and conditions of this Agreement in connection with any judicial action properly brought by Buyer in accordance with this Agreement to protect its rights and interests under this Agreement. In the event this Agreement is abandoned pursuant to Section 8, Buyer agrees to promptly return to Seller all copies (or other physical embodiments) of the Confidential Information in its possession or in the possession of any of its representatives, and destroy (and cause each of its representatives to destroy) all copies (or other physical embodiments) or any analyses, compilations, studies, or other documents prepared by or for its use containing or reflecting any Confidential Information.

     5.4 NO SOLICITATION. Unless and until this Agreement shall have been abandoned pursuant to Section 8, neither Seller nor any of its officers, directors, affiliates, representatives, or agents shall:

          (a) directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, any corporation, partnership, person, or other entity or group (other than Buyer, its affiliates, employees, representatives, and advisors) concerning any merger, sale of assets, sale of shares of capital stock, tender offer, or similar transaction involving Seller or any of its subsidiaries, except to the extent that such action will have no effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities or the performance of this Agreement; or

          (b) disclose, directly or indirectly, any non-public information to any corporation, partnership, person, or other entity or group (other than to Buyer, its affiliates, employees, representatives, or agents) concerning the Business, afford to any such party access to the books or records of Seller relating to the Business, or otherwise assist or encourage any such party in connection with any of the foregoing.

     5.5 EFFORTS TO CONSUMMATE TRANSACTION; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using all reasonable commercial efforts to obtain all necessary, proper, or advisable permits, consents, authorizations, requests, and approvals of third parties and governmental authorities. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement (including providing any information in any way related to the Transferred Assets), the proper officers and directors of each party to this Agreement shall take any such actions as the other party may reasonably request.

     5.6 PUBLIC ANNOUNCEMENTS. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law on the advice of counsel or by any listing agreement with any national securities exchange.

     5.7 HIRING OF EMPLOYEES. Seller will cooperate with Buyer and give Buyer access to employee information and assistance with employee communications in connection with Buyer's employment of certain employees of Seller. Buyer may, in Buyer's sole discretion, offer employment to and Seller will permit Buyer to hire or retain any of the employees of Seller identified in SCHEDULE 5.7 immediately following the Closing; provided, that Buyer will be under no obligation to hire or maintain any such employee for any period of time. Buyer will recognize the past service with Seller of such employees for the purposes of determining such employees' vacation benefits with Buyer and will provide accrued vacation benefits accruing after the Closing to such employees based upon which employees' seniority with Seller. Notwithstanding anything contained in this Section 5.7 to the contrary, the preceding two sentences shall in no way create any type of employment contract for any employ or alter in any way the "employment at will" status of such employee. Notwithstanding anything in this
Section 5.7, no employee shall be a third party beneficiary or inure any rights or benefits by virtue of this Section 5.7.

     5.8 EXPENSES. Except as may otherwise expressly be provided in this Agreement, each party shall bear all those costs and expenses incurred by it (including any fees and expenses of brokers, attorneys, or other professionals engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

     5.9 TRANSFER AND USE TAX LIABILITIES. The parties agree that any obligations or liabilities with respect to sales, use, or transfer taxes, if any, arising as a result of the transfer of the Transferred Assets or Assumed Liabilities to Buyer or Designated Subsidiary by virtue of the consummation of the transactions contemplated hereby shall be borne by Buyer or Seller in accordance with applicable law.

                                  SECTION 6
                      CONDITIONS PRECEDENT TO OBLIGATIONS

     6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the satisfaction of the following conditions on or before the Closing Date.

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

          (b) PERFORMANCE OF AGREEMENTS. Seller shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date and shall have delivered all documents, instruments, and materials required by Section 7.2.

          (c) CORPORATE APPROVAL. All necessary corporate action on the part of the directors and shareholders of Seller approving this Agreement and the transactions contemplated hereby shall have been taken.

          (d) OPINION OF COUNSEL FOR SELLER. Buyer shall have received an opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.C., counsel for Seller, dated the Closing Date, with customary assumptions, exceptions, and qualifications reasonably acceptable to Buyer and its counsel.

          (e) NO MATERIAL ADVERSE CHANGE. Since the date of Seller's Base Balance Sheet, there shall have been (i) no material adverse change in the financial condition, business, or operating results of Seller with respect to the Business or the Transferred Assets nor (ii) any loss or damage (whether or not covered by insurance) to any of the Transferred Assets, which materially affects or impairs Seller's ability to conduct the Business.

          (f) LITIGATION. No action or proceeding by or before any governmental agency shall have been instituted or threatened that seeks to enjoin, restrain, or prohibit, or, if adversely decided, might reasonably be expected to result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Buyer, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

          (g) CERTIFICATES OF SELLER AND DESIGNATED SHAREHOLDER. Buyer and Designated Subsidiary shall have received from Seller a certificate executed by the president of Seller, dated the date of the Closing Date, certifying that all representations and warranties of Seller set forth in this Agreement are true, complete, and correct in all material respects on and as of the Closing Date as if made at that time, and that Seller has performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date.

          (h) TRANSITION AND MANUFACTURING AGREEMENT. Seller shall have executed and delivered to Buyer the Transition and Manufacturing Agreement attached hereto as Exhibit B, subject to completion of the exhibits and schedules thereto.

          (i) PATENT AND TRADEMARK ASSIGNMENTS. Seller shall have executed and delivered to Buyer the Patent and Trademark Assignments in form and substance reasonably acceptable to the parties.

          (j) TRANSITION OF MANUFACTURING TO CHINA. Seller shall have taken delivery of product shipments representing 85% of the "Pot Waxer" products ordered pursuant to the purchase orders attached hereto as SCHEDULE "6.1(j)" at the prices quoted in the manufacturing agreements with the Chinese manufacturers, and the Pot Waxer products shall have satisfied certain mutually agreed upon quality control parameters consistent with Seller's past product quality levels. Seller has delivered to Buyer a schedule setting forth the expected delivery dates for the product shipments for the "Phase I" products (as defined in the Transition and Manufacturing Agreement attached hereto as Exhibit
B) attached hereto as SCHEDULE "6.1" (the "Delivery SCHEDULE"). To the extent there are any material modifications to the Delivery SCHEDULE, Buyer shall be satisfied with the contents of the modified Delivery SCHEDULE. In addition, Buyer shall have received, inspected, and been satisfied with the quality of, samples and test shots of any Phase I Product (as defined in the Transition and Manufacturing Agreement attached hereto as Exhibit B) received by Seller prior to the Closing. To the extent that the ITS Report is obtained pursuant to
Section 6.1, such Report shall not state that the Delivery SCHEDULE is materially incorrect.

          (k) CONSENTS AND APPROVALS. Seller shall have obtained all the consents and approvals listed in SCHEDULE 4.1(u) and marked with an asterisk. Seller shall have made or caused to be made all filings, applications, statements, and reports to all federal and state governmental agencies and entities that are required to be made prior to the Closing by or on behalf of Seller pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

          (l) MINIMUM NET TANGIBLE ASSETS. Buyer shall have received reasonable assurances that the value of the Net Tangible Asset Amount shall equal at least $7,000,000 as of the Closing Date.

          (m) FORMULAS. To the extent not previously delivered, the formulas attached to SCHEDULE "1.2(f)."

          (n) ESCROW AGREEMENT. Seller shall have executed and delivered to Buyer the Escrow Agreement attached hereto as Exhibit A.

          (o) GUARANTEE AND NON-COMPETITION AGREEMENT. Designated Shareholder shall have executed and delivered to Buyer the Guarantee and Non-Competition Agreement attached in form and substance reasonably acceptable to the parties.

          (p) LICENSE AGREEMENT. Seller shall have executed and delivered to Buyer the License Agreement in form and substance reasonably acceptable to the parties.

          (q) LEASE AGREEMENT. The landlord of the Fair Lawn, New Jersey Facility of Seller shall have executed and delivered to Buyer the Lease in form and substance reasonably acceptable to the parties.

     6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller and Designated Shareholder to consummate the transactions contemplated by this Agreement are, at the option of Seller and Designated Shareholder, subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

          (b) PERFORMANCE OF AGREEMENTS. Buyer and, if a Permitted Assignment is effected, Designated Subsidiary shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date and shall have delivered all consideration, documents, instruments, and other materials required by Section 7.3 hereof.

          (c) CORPORATE APPROVAL. All necessary corporate action on the part of the directors of Buyer and, if a Permitted Assignment is effected, Designated Subsidiary approving this Agreement and approving the transactions contemplated hereby shall have been taken.

          (d) OPINION OF COUNSEL FOR BUYER. Seller and Designated Shareholder shall have received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, counsel for Buyer and Designated Subsidiary, dated the Closing Date, with customary assumptions, exceptions, and qualifications reasonably acceptable to Seller and its counsel.

          (e) LITIGATION. No action or proceeding by or before any governmental agency shall have been instituted or threatened that seeks to enjoin, restrain, or prohibit, or, if adversely decided, might reasonably be expected to result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Seller, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

          (f) CERTIFICATES OF BUYER AND DESIGNATED SUBSIDIARY. Seller shall have received from Buyer and Designated Subsidiary a certificate executed by the chief executive officer and secretary of Buyer and Designated Subsidiary, dated the date of the Closing Date, certifying that all representations and warranties of Buyer set forth in this Agreement are true, complete, and correct in all material respects on and as of the Closing Date as if made at that time and that Buyer and Designated Subsidiary have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by Buyer and Designated Subsidiary on or before the Closing Date.

          (g) TRANSITION AND MANUFACTURING AGREEMENT. Buyer or Designated Subsidiary shall have executed and delivered to Seller the Transition and Manufacturing Agreement attached hereto as Exhibit B, subject to the completion of the exhibits and schedules thereto.

          (h) ESCROW AGREEMENT. Buyer or Designated Subsidiary shall have executed and delivered to Seller the Escrow Agreement in substantially the form attached hereto as EXHIBIT A.

          (i) LICENSE AGREEMENT. Buyer shall have executed and delivered to Seller the License Agreement in form and substance reasonably acceptable to the parties.

          (j) LEASE AGREEMENT. Buyer or Designated Subsidiary shall have executed and delivered to the landlord of the Fair Lawn, New Jersey facility of Seller the Lease in form and substance reasonably acceptable to the parties.

          (k) CONSENTS AND APPROVALS. Buyer or Designated Subsidiary shall have obtained all necessary consents and approvals of other persons and governmental authorities to the performance by Buyer or Designated Subsidiary of the transactions contemplated by this Agreement. Buyer or Designated Subsidiary shall have made or caused to be made all filings, applications, statements, and reports to all federal and state governmental agencies and entities that are required to be made prior to the Closing by or on behalf of Buyer or Designated Subsidiary pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                                   SECTION 7
                                  THE CLOSING

     7.1 CLOSING. Subject to Section 8.3, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback, Suite 1100, Phoenix, Arizona on December 1, 1997, subject to Buyer's right to postpone the Closing until December 15, 1997 but deemed to be effective as of December 1, 1997, or at such other date, time, and place as may be agreed upon by Buyer and Seller, which date is sometimes herein called the "Closing Date."

     7.2 Deliveries by Seller. At the Closing, Seller shall execute (as applicable) and deliver to Buyer:

          (a) INSTRUMENTS OF CONVEYANCE. Such deeds, bills of sale, instruments of assignment (including, without limitation, trademark and patent assignments), and other instruments and documents as may be necessary to convey, transfer, and assign to Buyer, or if a Permitted Assignment is effected, Designated Subsidiary, title to the Transferred Assets.

          (b) CERTIFICATES   OF  SELLER  AND   DESIGNATED   SHAREHOLDER.   The
certificates of the president of Seller required by Section 6.1(g).

          (c) CERTIFICATE OF SECRETARY. The certificate of the secretary of Seller certifying to the resolutions constituting all necessary corporate action by the board of directors and by the shareholders of Seller to authorize the consummation of the transactions provided for herein.

          (d) CONSENTS. The written consents and approvals required by Section 6.1(k).

          (e) LEGAL OPINION. The opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.C. required by Section 6.1(d).

          (f) BOOKS AND RECORDS. All of the books, records, and files of Seller that constitute Transferred Assets; constructive delivery of the same for purposes of the Closing only being acceptable.

          (g) TRANSITION AND MANUFACTURING AGREEMENT. The Transition and Manufacturing Agreement required by Section 6.1(h).

          (h) PATENT AND TRADEMARK ASSIGNMENTS. The Patent and Trademark Assignments required by Section 6.1(i).

          (i) ESCROW AGREEMENT. The Escrow Agreement required by Section 6.1(p).

          (j) LICENSE AGREEMENT.  The License Agreement required by Section
6.1(o).

          (k) LEASE AGREEMENT.  The Lease Agreement required by Section 6.1(q).

     All assignments, consents, certificates, and other documents delivered by Seller pursuant to Section 7.2 shall be in form reasonably satisfactory to counsel for Buyer; it being agreed by the parties that none of the foregoing shall contain any representations, warranties, covenants, or other agreements of any kind that are not contained in this Agreement or the Exhibits hereto, and to the extent there is an inconsistency between any such document and this Agreement or the Exhibits hereto, this Agreement and the Exhibits hereto shall control.

     7.3 DELIVERIES BY BUYER OR DESIGNATED SUBSIDIARY. At the Closing, Buyer, or if a Permitted Assignment is effected, Designated Subsidiary, shall execute (as applicable) and/or deliver to Seller or, as applicable, Escrow Agent:

          (a) ASSUMPTION OF LIABILITIES. One or more assumptions or other instruments or documents as may be necessary for Buyer or Designated Subsidiary (as applicable) to assume the Assumed Liabilities.

          (b) PURCHASE  PRICE.  Payment of the Initial  Payment  provided for in
Section 2.1 in immediately available funds by wire transfer to the account or accounts designated in advance by Seller and the deposit of the Escrow Deposit with Escrow Agent pursuant to the Escrow Agreement in immediately available funds by wire transfer to the account or accounts designated in advance by the Escrow Agent.

          (c) BUYER'S CERTIFICATE. The certificate executed by the chief executive officer and secretary of Buyer and Designated Subsidiary required by
Section 6.2(g).

          (d) SECRETARY'S CERTIFICATE. The certificate of the secretary or an assistant secretary of Buyer certifying to the resolutions constituting all necessary corporate action by the Board of Directors of Buyer and Designated Subsidiary to authorize the consummation of the transactions provided for herein.

          (e) LEGAL OPINION. The opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, required by Section 6.2(d).

          (f) CONSENTS AND APPROVALS. Written evidence of all consents and approvals of the transactions contemplated hereby.

          (g) TRANSITION AND MANUFACTURING AGREEMENT. The Transition and Manufacturing Agreement required by Section 6.2(g).

          (h) ESCROW AGREEMENT. The Escrow Agreement required by Section 6.2(h).

          (i) LICENSE AGREEMENT.  The License Agreement required by Section
6.2(i).

          (j) LEASE AGREEMENT.  The Lease Agreement required by Section
6.2(j).

     All assumptions, certificates, and other documents delivered by Buyer or its Designated Subsidiary pursuant to Section 7.3 shall be in form reasonably satisfactory to counsel for Seller; it being agreed by the parties that none of the foregoing shall contain any representations, warranties, covenants, or other agreements of any kind that are not contained in this Agreement or the Exhibits hereto, and to the extent there is an inconsistency between any such document and this Agreement or the Exhibits hereto, this Agreement and the Exhibits hereto shall control.

     7.4 DELIVERY OF CLOSING SCHEDULES BY SELLER. Seller shall deliver to Buyer within 10 business days after the Closing a draft Seller's Balance Sheet as of the Closing Date (the "Closing Balance Sheet") with accompanying backup schedules, similar in form and content to Seller's Base Balance Sheet, except that the Closing Balance Sheet shall include normal year-end adjustments.

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
     7.5 FURTHER ASSURANCES. From time to time, on and after the Closing Date, as and when requested by any party hereto or its permitted assigns (the "requesting party"), the other party or its permitted assigns (the "furnishing party") shall execute and deliver all such deeds, bills of sale, assignments, assumptions, and other instruments and shall take or cause to be taken such further or other actions as the requesting party may deem necessary or desirable in order to confirm of record or otherwise title to and possession of all of the Transferred Assets or the assumption of the Assumed Liabilities and otherwise to carry out fully the provisions and purposes of this Agreement. Without limiting the foregoing, the furnishing party shall make available the books and records pertinent to the Business obtained or retained by it pursuant to this Agreement available to requesting party (and its accountants, counsel, and other representatives) upon five business days prior notice and shall allow the requesting party to make extracts, copies, or summaries thereof. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements. Seller shall make all of its books and records pertinent to the Business available to Arthur Andersen LLP and Buyer's regularly retained investment and commercial bankers, and cooperate reasonably with Buyer, Arthur Andersen LLP, and Buyer's regularly retained investment and commercial bankers, including making any standard representations and signing any standard audit representations letters, in order to complete any audit that may be required under applicable rules and regulations of the SEC, as determined by Arthur Andersen LLP.

                                   SECTION 8
                       WAIVER, MODIFICATION, ABANDONMENT

     8.1 WAIVERS. The failure of Seller or Designated Shareholders to comply with any of their obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Buyer, by action of its Board of Directors. The failure of Buyer or Designated Subsidiary to comply with any of their obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Seller, by action of its Board of Directors, without the vote of its shareholders.

     8.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders of Seller. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that amount of consideration to be paid for the Transferred Assets may not be decreased (except as provided herein) without the consent of the sharehol ders of Seller given by the same vote as is required under applicable state law for approval of this Agreement.

     8.3 ABANDONMENT. The transactions contemplated by this Agreement may be abandoned on or before the Closing Date, notwithstanding approval of this Agreement by the shareholders of Seller:

          (a) By the mutual agreement of the Boards of Directors of Buyer and Seller, or

          (b) By the Board of Directors of Buyer, if any of the conditions provided in Section 6.1 shall not have been satisfied, complied with, or performed in any material respect by the Closing Date, and Buyer shall not have waived such failure of satisfaction, noncompliance, or nonperformance, or

          (c) By the Board of Directors of Seller, if any of the conditions provided in Section 6.2 shall not have been satisfied, complied with, or performed in any material respect by the Closing Date, and Seller shall not have waived such failure of satisfaction, noncompliance, or nonperformance, or

          (d) By Buyer, on or prior to three weeks following the execution of this Agreement, if (i) Buyer is not reasonably satisfied with its final due diligence of the Business and the Transferred Assets, which shall include interviewing key employees, vendors, and customers of Seller relating to the Business as well as visiting Seller's Chinese manufacturers, and (ii) Buyer delivers to Seller a notice to Seller setting forth in reasonable detail the basis, which shall be one of the bases set forth on SCHEDULE 8.3(d), for Buyer not being satisfied with such due diligence.

          (e) At the option of Buyer or Seller, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, or if any order restraining or prohibiting the transactions contemplated by this Agreement shall have been issued by any court or governmental agency and shall be in effect.

     In the event of any abandonment pursuant to this Section 8.3 (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by Seller if it is the abandoning party, to Buyer, or by Buyer, if Buyer is the abandoning party, to Seller. This Agreement shall terminate automatically if the Closing Date shall not have occurred on or before December 15, 1997 (subject to extension as specified herein), or such later date as shall have been agreed to by the parties hereto under Section 8.2.

     8.4 EFFECT OF ABANDONMENT. Other than the provisions of Sections 5.3, 5.6, 5.8, 8.3, 8.4, 8.5, and 11.2 which provisions shall survive the abandonment of this Agreement, if the transactions contemplated by this Agreement are abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, representatives, and agents of any such party, and
(b) without limiting the generality of Section 5.3, Seller and Buyer (and their representatives) shall return to the other all copies of books, records, documents, or other papers given by Seller or Buyer (or their representatives) to the other (or their representatives).

     8.5 RIGHT TO DAMAGES. If the transactions contemplated by this Agreement are abandoned by reason of a breach of a material covenant or representation or warranty, the breaching party(s) shall be jointly and severally liable to pay the non-breaching party(s) a fee of $1,000,000 (the "Termination Fee"). The parties hereby acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties would not enter into this Agreement; accordingly, if the breaching party(s) fail to promptly pay the Termination Fee, the breaching party(s) shall also pay the non-breaching party(s) all its costs and expenses incurred by it in pursuing payment of such Termination Fee (including reasonable attorneys' fees). The parties agree that the proper abandonment by one of the parties pursuant to this Section 8 and/or the payment of the Termination Fee, if applicable, under this Section 8.5 shall, in the absence of fraud, be the sole and exclusive remedies of the parties in the event this Agreement is not consummated by the parties for any reason.

                                    SECTION 9
                                NON-COMPETITION

     9.1 NON-COMPETITION - SELLER. Because of the importance of Designated Shareholder to the development and operation of the Business, as well as his knowledge of and reputation in Seller's industry, Buyer is unwilling to enter into and perform this Agreement unless Seller enters into the non-competition agreement contained in this Section 9.1 and Designated Shareholder enters into the Guarantee Agreement provided for herein. To induce Buyer to enter into this Agreement and for the benefit of Buyer and Designated Subsidiary, Seller agrees as follows:

          (a) DURATION AND EXTENT OF RESTRICTION. Seller shall not for a period ending five years after the Closing Date (the "Non-Competition Period"), within the United States or foreign countries (collectively, the "Relevant Territory"), engage in a business the same as, similar to, or in general competition with the Business as being conducted presently by Seller at or within 12 months prior to the Closing Date. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee, consultant or lender; provided, however, that the ownership of not more than 5% in the aggregate by Seller and Designated Shareholder of the stock of a publicly held corporation shall not be included in such term.

          (b) RESTRICTIONS WITH RESPECT TO CUSTOMERS. In furtherance of, and without in any way limiting the restriction in this Section 9.1, during the Non-Competition Period, Seller shall not directly or indirectly,

          (c) request any past, present, or future customers of Seller to curtail or cancel their business with Buyer or any of its subsidiaries;

          (d) disclose the identity of any past, present, or future customers of Seller, Buyer, or any subsidiary of Buyer to any other person, firm or corporation engaged in a business the same as, similar to, or in general competition with the Business within the Relevant Territory;

          (e) solicit, canvas, or accept, or authorize any other person to solicit, canvas, or accept, from any past, present, or future customers of Seller, Buyer or any subsidiary of Buyer, any business for any other person, firm, or corporation engaged in a business the same as, similar to, or in general competition with the Business within the Relevant Territory;

          (f) solicit any employee with respect to the Business of Seller, Buyer or any subsidiary of Buyer to terminate his employment.

As used in this Section 9.1(b) "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the term specified in Section 9.1(a).

     9.2 ANTI-RAIDING - BUYER. Seller is unwilling to enter into and perform this Agreement unless Buyer enters into the agreement contained in this Section
9.2. To induce Seller to enter into this Agreement and for the benefit of Seller, Buyer agrees that during the Non-Competition Period, except as provided in this Agreement in Section 5.7, it shall not solicit any employee with respect to the Other Business (whether the Other Business is owned by Seller or by a purchaser of the Other Business from Seller) to terminate his employment.

     9.3 REMEDIES FOR BREACH. Each party acknowledges that the restrictions contained in this Section 9, in view of the nature of the Business and the Other Business, are reasonable and necessary to protect the legitimate interests of the other party and that any violation of these restrictions would result in irreparable injury to such other party and its affiliates and subsidiaries. Each party agrees that, in the event of a violation of any of such restrictions, the other party shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which such other party may be entitled. In the event of a violation, the Non-Competition Period shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                                   SECTION 10
                                INDEMNIFICATION

     10.1 INDEMNIFICATION BY SELLER. Seller covenants and agrees following the Closing to defend, indemnify, and hold Buyer and, if a Permitted Assignment is effected, Designated Subsidiary harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action that Buyer and, if a Permitted Assignment is effected, Designated Subsidiary may suffer or incur by reason of (i) the inaccuracy of any of the representations or warranties of Seller contained in this Agreement or any of the Exhibits, or SCHEDULEs delivered in connection with this Agreement; (ii) the failure to comply with, or the breach or the default by Seller of, any of the covenants or agreements made by Seller in this Agreement, or any of the Exhibits or SCHEDULEs delivered in connection with this Agreement; or (iii) any of the Excluded Liabilities, except to the extent that such Excluded Liabilities arise exclusively from events occurring after the Closing Date.

     10.2 INDEMNIFICATION BY BUYER. Buyer and Designated Subsidiary covenant and agree to defend, indemnify, and hold Seller harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action, or cause of action that Seller may suffer or incur by reason of (a) the inaccuracy of any of the representations or warranties of Buyer or Designated Subsidiary contained in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement; (b) the failure to comply with, or the breach or the default by Buyer or Designated Subsidiary of, any of the covenants or agreements made by Buyer or Designated Subsidiary in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement. Buyer and Designated Subsidiary shall have no obligation to defend, indemnify, and hold Seller harmless pursuant to this Section 10.2 with respect to any liability that is an Excluded Liability set forth in Section 2.2 hereof; or (c) any Assumed Liability.

     10.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt from a third-party of notice of any claim, demand, or assessment or the commencement of any suit, action, or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten days, the party from whom indemnification is sought (the "Indemnitor") setting forth the nature of the claim in reasonable detail. In case any claim, demand, or assessment shall be asserted, or suit, action, or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld, delayed, or conditioned, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement, or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct, or settlement of such action while the Indemnitor is diligently defending, conducting, settling, or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action, or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

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
     10.4  LIMITATIONS OF INDEMNIFICATION.

          (a) DEDUCTIONS. Payments by an Indemnitor pursuant to this Section 10 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment payable to the Indemnitee from any third party with respect thereto. Anything in this Section 10 to the contrary notwithstanding, no Indemnitor shall be liable to any Indemnitee for punitive, consequential, or special damages.

          (b) LIMITATIONS. The aggregate liability of Seller for indemnification under this Section 10 with respect to all claims incurred or sustained by Buyer or Designated Subsidiary shall in no event exceed $10,000,000 in the aggregate. The obligation of Seller under this Section 10 to indemnify Buyer pursuant to this Section 10 is subject to the limitation that Buyer or Designated Subsidiary may not (and shall not) make or bring any claim against Seller under this
Section 10 unless the aggregate amount of all claims from time to time incurred or suffered by Buyer and Designated Subsidiary collectively exceeds $250,000 after which all such claims (including the first $250,000 of such claims) shall be indemnified in full in accordance with the terms of this Section 10. Without limiting the foregoing, no claim for indemnification under this Section 10 will be effective unless made within one year after the Closing Date.

          (c) SOLE AND EXCLUSIVE REMEDY. Except as provided in Section 9.3, the indemnification provided for in this Section 10 shall be the sole and exclusive remedy for the inaccuracy of any representation or warranty contained in this Agreement or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement or the breach of any covenants or agreements made in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement.

          (d) ADJUSTMENTS TO PURCHASE PRICE. To the extent that an adjustment of the Purchase Price is made pursuant to Section 3.3 and the basis for such adjustment also constitutes an inaccuracy of any of the representations or warranties contained in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement, no indemnity shall be due under this Section 10 to the extent of any such adjustment of the Purchase Price.

     10.5 NO ADDITIONAL REPRESENTATIONS. Except as expressly set forth in this Agreement or any of the Agreements, Certificates, SCHEDULEs, Exhibits or other documents delivered by one of the parties in connection with this Agreement and the transactions contemplated by this Agreement, no party is making any representation, warranty, covenant or agreement, express or implied, with respect to the Business, the Transferred Assets, the Assumed Liabilities, or any other matters referred to herein.

                                   SECTION 11
                                    GENERAL

     11.1 INDEMNITY AGAINST FINDERS. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

     11.2 CONTROLLING LAW. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

     11.3 NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

               If to Buyer:

               Styling Technology Corporation
               2390 E. Camelback Rd., Suite 435
               Phoenix, Arizona   85016
               Phone:  (602) 955-3353
               Fax:  (602) 955-3383
               Attention:  Sam L. Leopold

               with a copy given in the manner
               prescribed above, to:

               O'Connor, Cavanagh, Anderson,
                  Killingsworth & Beshears, P.A.
               One East Camelback Road, Suite 1100
               Phoenix, Arizona  85012
               Phone:  (602) 263-2606
               Fax:  (602) 263-2900
               Attention:  Robert S. Kant, Esq.

               If to Seller:

               Inverness Corporation
               17-10 Willow Street
               Fair Lawn, New Jersey  07410
               Phone:  (201) 794-3400
               Fax:  (201) 794-1179
               Attention:  Samuel J. Mann

               with a copy given in the manner
               prescribed above, to:

               Sills Cummis Zuckerman Radin
                  Tischman Epstein & Gross, P.C.
               One Riverfront Plaza
               Newark, New Jersey  07102-5400
               Phone:  (973) 643-5099
               Fax:  (973) 643-6500
               Attention:  Steven M. Goldman, Esq.

     Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

     11.4 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (except as expressly provided in Section 2.4), no party may assign, delegate, or transfer its rights or obligations under this Agreement other than as expressly provided for herein without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 11.4 shall be null and void.

     11.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     11.6 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affe ct its interpretation.

     11.7 GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     11.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as may be expressly provided in the Exhibits to this Agreement, the representations and warranties made in or pursuant to this Agreement shall survive for one year following the Closing.

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

     11.9 COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11.10 SUBSIDIARIES. For purposes of this Agreement, all references to a subsidiary or subsidiaries of Seller or Buyer shall mean any corporation or partnership in which Seller or Buyer, as the case may be, owns a majority interest or otherwise controls.

     11.11 CHINA TRANSITION; Exception to Representations, Warranties, and Covenants. Notwithstanding anything else in this Agreement, Seller's efforts to transition the manufacture of Phase I and Phase II products to China in accordance with the terms of this Agreement and the Manufacturing Agreement shall not be deemed a breach of any representations, warranties, or covenants in this Agreement.

     11.12 CONSTRUCTION. Items disclosed in any SCHEDULE (including, without limitation, any Seller's Disclosure SCHEDULE) shall be disclosed for the purposes of all the representations and warranties made in this Agreement; provided, that the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).


                                       37
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     STYLING TECHNOLOGY CORPORATION


     By: /s/ Sam L. Leopold
         -------------------------------------------------
         Sam L. Leopold
         Chairman of the Board and Chief Executive Officer


     INVERNESS CORPORATION


     By: /s/ Samuel J. Mann
         -------------------------------------------------
         Samuel J. Mann
         President


     INVERNESS (UK) LIMITED


     By: /s/ Samuel J. Mann
         -------------------------------------------------
          Samuel J. Mann
          President